Exhibit 99.1

KINGSWAY ANNOUNCES EXPANSION OF BOARD – APPOINTMENT OF NEW DIRECTOR

Itasca, Illinois (May 20, 2022) - (NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”) announced today that Charles Frischer was appointed to its Board of Directors. Mr. Frischer was also appointed to serve on the Audit Committee and the newly created Real Estate Committee, of which Mr. Doug Levine will also be a member.

“We are excited to welcome Charlie to our Board,” said Terence M. Kavanagh, Chairman of the Board of Directors.  “Charlie holds approximately 7% of Kingsway’s common stock, bringing total Board and management ownership to approximately 63% of Kingsway’s common stock.  Charlie’s deep knowledge and experience in financial services businesses and in real estate investing will be a significant benefit to Kingsway and its shareholders,” continued Mr. Kavanagh.  “I, and the entire Board and management team, look forward to working with Charlie in the years to come.”

“It is with great enthusiasm that I accept the appointment to Kingsway’s Board of Directors,” said Mr. Frischer.  “I’ve been following Kingsway very closely the past couple of years and have acquired my ownership stake over that time.  I believe in the new strategy that the Board and the management team have been implementing at Kingsway and believe I can provide unique guidance and oversight that will contribute to Kingsway’s continued success,” continued Mr. Frischer.  “The search accelerator program is a hidden gem at Kingsway. I think in 2 or 3 years investors will be really impressed at how the company will be transformed with high growth, capital light businesses run by very motivated entrepreneurial CEOs,” concluded Mr. Frischer.

Mr. Frischer, lives in Seattle and is the general partner of LFF Partners, a family office based in Seattle. Prior to working at LFF Partners, Mr. Frischer held various positions at Zephyr Management, L.P., a New York based private equity firm (2005 to 2008); Capri Capital (1995 to 2005); and the Resolution Trust Corporation (1990 to 1993). Mr. Frischer graduated from Cornell University in 1988 with a A.B. in Government from the College of Arts and Sciences.

About the Company

Kingsway is a holding company that owns or controls subsidiaries primarily in the extended warranty, business services, asset management and real estate industries. The common shares of Kingsway are listed on the New York Stock Exchange under the trading symbol “KFS.”

Forward-Looking Statements

This press release and/or Shareholder Letter may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects,” “believes,” “anticipates,” “intends,” “estimates,” “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements; however, the absence of any such words does not mean that a statement is a not a forward-looking statement. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements, including as a result of the COVID 19 pandemic. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled “Risk Factors” in the Company’s 2021 Annual Report on Form 10-K and subsequent Form 10-Qs and Form 8-Ks filed with the Securities and Exchange Commission. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information

Additional information about Kingsway, including a copy of its Annual Reports can be accessed on the EDGAR section of the U.S. Securities and Exchange Commission’s website at www.sec.gov, on the Canadian Securities Administrators’ website at www.sedar.com, or through the Company’s website at www.kingsway-financial.com.